UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 22, 2007

Image Entertainment, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-11071	84-0685613
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20525 Nordhoff Street, Suite 200, Chatsworth, California		91311
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	818-407-9100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2007, Image Entertainment, Inc. (the "Company") issued a press release announcing that it had appointed Jeffrey Fink as Chief Marketing Officer of the Company. Mr. Fink, age 49, most recently served as Senior Executive Vice President, Home Entertainment of Miramax Films from January 2004 through February 2006. From 1994 to December 2003, Mr. Fink served as the President of Sales and Marketing, Home Entertainment at Artisan Entertainment. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

On January 22, 2007, the Company also entered into an Employment Agreement with Mr. Fink for a term commencing on January 22, 2007 and ending on March 31, 2008, consistent with the expiration of the employment agreements of the Company's other executive officers. The agreement with Mr. Fink provides for an annual base salary of $275,000 per year, which is subject to adjustment to $325,000 per year on the earlier of August 1, 2007, or 30 days after the consummation of a "Change of Control" (as defined in the agreement), as well as further adjustment should the agreement be extended beyond March 31, 2008. In addition, the agreement provides that Mr. Fink is eligible to receive an annual discretionary bonus and, if awarded, such bonus will be no less than that awarded to the Company's Chief Financial Officer and not materially less than that awarded to the Company's Chief Operating Officer. Mr. Fink was also awarded 10,000 Restricted Stock Units ("RSUs"), which were granted pursuant to the Company's 2004 Incentive Compensation Plan. The RSUs vest on approximately a ratable basis on each of the first three anniversary dates of Mr. Fink's employment and all unvested RSUs vest immediately on a "Change of Control", "Termination Without Cause" or "Resignation by Employee for Good Cause" (in each case, as defined in the agreement). The grant date of the RSUs is January 22, 2007.

In addition to his base compensation, Mr. Fink is entitled to participate, on an equivalent basis as the Company's Chief Financial Officer and Chief Operating Officer, in the Company's employee benefit plans in which he is eligible to participate pursuant to the terms of such plans. Mr. Fink will also receive an automobile allowance of $10,000 per year prorated and paid in equal installments each pay period.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. 99.1 Press Release dated January 22, 2007

Unless otherwise required by law, we disclaim any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Image Entertainment, Inc.

January 25, 2007	By:	Dennis Hohn Cho

Name: Dennis Hohn Cho
Title: Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 22, 2007